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                                                                    Exhibit 3.51

       STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
   FILED 09:00 AM 8/22/2002
       020533422-3561698

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                          MAXXUM CARBON RESOURCES, LLC

FIRST:  The name of the limited liability company is:

        MAXXUM CARBON RESOURCES, LLC

SECOND: The address of its registered office in the State of Delaware is:

                        2711 Centerville Road, Suite 400
                        Wilmington, Delaware 19808

        The name of its Registered Agent at such address is:

              Corporation Service Company

THIRD:  The name and address of the authorized person is:

              Peggy Doeden
              Bartlit Beck Herman Palenchar & Scott
              1899 Wynkoop Street, Suite 800
              Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Maxxum Carbon Resources, LLC on this 22nd day of August 2002.

                                                   /s/ Peggy Doeden
                                                   Peggy Doeden
                                                   Authorized Person